Exhibit 23.2

SADLER, GIBB & ASSOCIATES, L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS
Registered with the Public Company
Accounting Oversight Board

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 15, 2011 relating to the financial statements of FORCE FUELS, INC. which appear in the Annual Report on Form 10-K of FORCE FUELS, INC. for the year ended 31 July 2011.

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC
Salt Lake City, UT
DATED: December 14, 2011